NEWS RELEASE

                                    Contact:  Richard N. Grubb, Executive
                                              Vice President and Chief Financial
                                              Officer or Robert A. Freece,
                                              Executive Vice President
                                              610/644-1300

FOR IMMEDIATE RELEASE

             VISHAY PROVIDES UPDATED GUIDANCE FOR THIRD QUARTER 2004

MALVERN, PENNSYLVANIA - September 9, 2004 - Vishay Intertechnology,  Inc. (NYSE:
VSH) announced today that revenues and net earnings for the third quarter of 2004 will not meet our previous guidance of flat versus the second quarter of 2004. Results for the fourth quarter of 2004 are expected to show sequential improvement both in revenues and net earnings.

Dr. Felix Zandman, Chairman and Chief Executive Officer of Vishay stated, "Because of weakness in our bookings for July and August, caused by lower demand in all of our end markets, our third quarter revenues and net earnings will be lower than the second quarter of 2004. Early indications are that September's bookings have improved over the levels of July and August, however probably not enough to meet our previous guidance for the third quarter of 2004. We still believe that we will see improved business conditions in the fourth quarter and be able to show sequential improvements."

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics) and selected ICs, and passive electronic components (resistors, capacitors, inductors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has operations in 17 countries employing over 27,000 people. Vishay can be found on the Internet at http://www.vishay.com.

Statements contained herein that relate to the Company's future performance and outlook, including, without limitation, statements with respect to the Company's anticipated results of operations or level of business for 2004 or any other future period, including anticipated business improvements or continuing business trends, synergies and cost savings, and expected or perceived improvements in the economy and the electronic component industry generally are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: changes and conditions in the demand for, or in the mix


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of, the Company's products and services; market-wide trends, generally or in the specific areas where the Company sells the bulk of its products; competitive pricing and other competitive pressures; changes in the pricing for new materials used by the Company, particularly tantalum and palladium; cancellation of a material portion of the orders in the Company's backlog; difficulties in expansion and/or new product development, including capacity constraints and skilled personnel shortages; changes in laws, including trade restrictions or prohibitions and the cancellation or reduction of government grants, tax benefits or other incentives; currency exchange rate fluctuations; labor unrest or strikes; underutilization of plants and factories in high labor cost regions and capacity constraints in low labor cost regions; the availability of acquisition opportunities on terms considered reasonable by the Company; and such other factors affecting the Company's operations, markets, products, services and prices as are set forth in its December 31, 2003 Report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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